CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


          In connection with the Quarterly Report of Birch Financial, Inc. (the "Company") on Form 10-QSB for the period ending Junen 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Efraim Donitz, Chief Executive Officer, President and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


 /s/ Efraim Donitz
-----------------------
Efraim Donitz
Chief Executive Officer,
President and Treasurer
8/12/2003